As filed with the Securities and Exchange Commission on August 6, 2010.
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IMPAX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0403311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of Principal Executive Offices)	(Zip Code)
IMPAX LABORATORIES, INC. AMENDED AND RESTATED
                       2002 EQUITY INCENTIVE PLAN
(Full title of the plan)
Arthur A. Koch, Jr.
Senior Vice President, Finance, and Chief Financial Officer
Impax Laboratories, Inc.
30831 Huntwood Avenue
Hayward, CA 94544
(510) 476-2000
(Name and address of agent for service; telephone number,
including area code, of agent for service)
Copies to:
Michael Joseph, Esquire
Blank Rome LLP
600 New Hampshire Avenue, NW
Washington, DC 20037
(202) 772-5959
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount	offering price	aggregate	Amount of
Title of securities to be registered	to be registered (1)	per share (2)	offering price (2)	registration fee
Common Stock, par value $0.01 per share (3)	2,000,000	$16.96	$33,920,000	$2,418.50

(1)
Covers an aggregate of 2,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), authorized for issuance under the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (the “Plan”) and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of shares of Common Stock which, by reason of certain events specified in the Plan, may become issuable pursuant to the anti-dilution provision of the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based upon the average of the high and low prices per share of the registrant’s Common Stock as reported on The Nasdaq Stock Market LLC on August 2, 2010.

(3)
Each share of Common Stock includes the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Preferred Stock Rights Agreement, dated as of January 20, 2009, between the Company and StockTrans, Inc., as Rights Agent. The value attributable to the right to purchase Series A Junior Participating Preferred Stock, if any, is reflected in the offering price of the shares of Common Stock.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Impax Laboratories, Inc. (the “Company”) to register an additional 2,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be issued pursuant to the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (the “Plan”). These 2,000,000 shares of Common Stock are in addition to shares of Common Stock previously registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-158259) relating to the Plan filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2009 (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit Number	Description

4.1	Amended and Restated Bylaws, effective June 29, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed on July 2, 2009).

4.2	Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 14, 2010).*

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

*	Management compensation plan or arrangement.

II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on August 5, 2010.

IMPAX LABORATORIES, INC.
By:	/s/ Larry Hsu, Ph.D
Larry Hsu, Ph.D
President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Larry Hsu, Ph.D, and Arthur A. Koch, Jr., his true and lawful attorneys-in-fact and agents with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date

/s/ Larry Hsu, Ph.D Larry Hsu, Ph.D	President, Chief Executive Officer (Principal Executive Officer) and Director	August 5, 2010

/s/ Arthur A. Koch, Jr. Arthur A. Koch, Jr.	Senior Vice President, Finance, and Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2010

/s/ Leslie Z. Benet, Ph.D. Leslie Z. Benet, Ph.D.	Director	August 5, 2010

/s/ Robert L. Burr Robert L. Burr	Chairman of the Board	August 5, 2010

/s/ Allen Chao, Ph.D. Allen Chao, Ph.D.	Director	August 5, 2010

/s/ Nigel Ten Fleming, Ph.D. Nigel Ten Fleming, Ph.D.	Director	August 5, 2010

/s/ Michael Markbreiter Michael Markbreiter	Director	August 5, 2010

/s/ Peter R. Terreri Peter R. Terreri	Director	August 5, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Bylaws, effective June 29, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed on July 2, 2009).

4.2	Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 14, 2010).*

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

*	Management compensation plan or arrangement.